UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 1, 2011

Resource Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 12th Floor New York, NY		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 1, 2011, the registrant’s wholly-owned subsidiaries, RCC Commercial, Inc. and RCC Real Estate, Inc. (collectively, the “Companies”), entered into a master repurchase and securities contract (the “Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”).  Under the Facility, from time to time, the parties may enter into transactions in which the Companies and Wells Fargo agree to transfer from the Companies to Wells Fargo all of their right, title and interest to certain commercial mortgage backed securities and other assets (the “Assets”) against the transfer of funds by Wells Fargo to the Companies, with a simultaneous agreement by Wells Fargo to transfer back to the Companies such Assets at a date certain or on demand, against the transfer of funds from the Companies to Wells Fargo.  The maximum amount of the Facility is $100.0 million, has a two year term with a one year option to extend, and an interest rate equal to the one-month London Interbank Offered Rate (LIBOR) plus 1.25% plus a .25% structuring fee.  The Companies will enter into interest rate swaps and cap agreements to mitigate interest rate risk under the Facility.

The Facility contains customary events of default, including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, and the institution of bankruptcy or insolvency proceedings that remain unstayed.  The remedies for such events of default are also customary for this type of transaction and include the acceleration of all obligations of the Companies to repay the purchase price for purchased assets.

The Facility also contains margin call provisions relating to a decline in the market value of an Asset. Under these circumstances, Wells Fargo may require the Companies to transfer cash in an amount sufficient to eliminate any margin deficit resulting from such a decline.

Under the terms of the Facility and pursuant to a guarantee agreement dated February 1, 2011 (the “Guaranty”), the registrant agreed to unconditionally and irrevocably guarantee to Wells Fargo the prompt and complete payment and performance of (a) all payment obligations owing by the Companies to Wells Fargo under or in connection with the Facility and any other governing agreements and any and all extensions, renewals, modifications, amendments or substitutions of the forgoing; (b) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Wells Fargo in the enforcement of any of the foregoing or any obligation of the registrant; and (c) any other obligations of the Companies with respect to Wells Fargo under each of the governing documents.  The Guaranty  includes covenants that, among other things, limit the registrant’s leverage and debt service ratios and require maintenance of certain levels of cash and net worth.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

Date: February 7, 2011	/s/ David J. Bryant David J. Bryant Chief Financial Officer